Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Lincoln Electric Holdings, Inc. (the “Company”) for the three months ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: April 30, 2007

/s/ John M. Stropki, Jr.

John M. Stropki, Jr.
Chairman, President and Chief
Executive Officer

/s/ Vincent K. Petrella

Vincent K. Petrella
Senior Vice President, Chief Financial
Officer and Treasurer

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